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EXHIBIT 5.1

February 24, 2015

Consent of Independent Chartered Accountants

We hereby consent to the incorporation by reference in this amendment no. 2 to the registration statement on Form F-10 of Cenovus Energy Inc. of our report dated February 11, 2015 relating to the consolidated balance sheets as at December 31, 2014 and December 31, 2013 and the consolidated statements of earnings and comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2014 and the effectiveness of internal control over financial reporting of Cenovus Energy Inc. as at December 31, 2014, which appears in Cenovus Energy Inc.'s Annual Report on Form 40-F for the year ended December 31, 2014. We also consent to the reference to us under the heading "Auditor" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers LLP
111 5 Avenue SW, Suite 3100, Calgary, Alberta, Canada T2P 5L3
T: +1 403 509 7500, F: +1 403 781 1825, www.pwc.com/ca

"PwC" refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

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  EXHIBIT 5.1